                                                                    EXHIBIT 10.1

                              TWO HANNOVER SQUARE

                            RALEIGH, NORTH CAROLINA



                                 LEASE BETWEEN

               PHOENIX LIMITED PARTNERSHIP OF RALEIGH, Landlord,

                                      AND

                       ON Technology Corporation, Tenant
                       -------------------------


                            DATED   November 5, 1996
                                    ----------------

                               TABLE OF CONTENTS

 1.  Principal Terms......................................................    1
 2.  Premises.............................................................    2
 3.  Term.................................................................    2
 4.  Condition of Premises; Completion of Work............................    3
 5.  Rent.................................................................    7
 6.  Operating Expense Payments...........................................    8
 7.  Use..................................................................    9
 8.  Assignment, Mortgaging and Subletting................................   10
 9.  Repairs..............................................................   11
10.  Access...............................................................   12
11.  Common Facilities/Landlord's Maintenance.............................   12
12.  Utilities and Services...............................................   12
13.  Alterations..........................................................   14
14.  Insurance............................................................   15
15.  Non-Liability and Indemnification....................................   17
16.  Casualty Damage......................................................   18
17.  Eminent Domain.......................................................   19
18.  Events of Default....................................................   19
19.  Landlord's Remedies..................................................   21
20.  Landlord's Defaults..................................................   21
21.  Subordination and Attornment.........................................   22
22.  Surrender............................................................   22
23.  Holding Over.........................................................   23
24.  Quiet Enjoyment......................................................   23
25.  Security Deposit.....................................................   23
26.  Rules and Regulations................................................   24
27.  Miscellaneous........................................................   24
28.  Exhibits.............................................................   28

     Exhibit A - Description of Premises..................................  A-1
     Exhibit A-1 - Premises, Plans and Specifications.....................  A-2
     Exhibit B - Rules and Regulations....................................  B-1
     Exhibit C - Cleaning Standards.......................................  C-1
     Exhibit D - Operating Expenses.......................................  D-1
     Exhibit E - Renewal of Term..........................................  E-1
     Exhibit F - Basic Rent...............................................  F-1
     Exhibit G - Guaranty of Lease........................................  G-l
     Exhibit H - Other Terms..............................................  H-1
     Glossary of Terms............................................. Glossary -1

     [NOTE: Exhibits that are not attached hereto and do not form a part of this Lease are crossed out above.]


                                                            INITIALS /s/ JMB
                                                                    -----------

                                LEASE AGREEMENT
                                ----- ---------

    THIS LEASE AGREEMENT is made and entered into as of this 5th day of November, 1996, by and between PHOENIX LIMITED PARTNERSHIP OF RALEIGH, a Delaware Limited Partnership, Landlord, and ON Technology Corporation, a
                                            -------------
Delaware Corporation, Tenant.
--------------------
                                 WITNESSETH :
                                 -----------


1.  Principal Terms.  The following terms shall have the meaning set forth below
    ---------------
for all purposes in this Lease:

    (a)  Tenant: ON Technology Corporation

    (b) Tenant's Notice Address: One Cambridge Center, Cambridge, MA 02142-1604 or such other address as Tenant shall give in accordance with Paragraph 27 (k).

    (c) Landlord: Phoenix Limited Partnership of Raleigh, a Delaware limited partnership.

    (d) Landlord's Notice Address: Suite 2310, Two Hannover Square, Raleigh, NC 27601, or such other address as Landlord shall give in accordance with Paragraph 27 (k).

    (e)  Premises:  approximately 6,840 rentable (6,000 useable) square feet,
                                  -----           -----
designated as Suite 1600, Two Hannover Square, as depicted on Exhibit A (see
                    ----
attached) annexed hereto.

    (f) Term: 5 years commencing and expiring as set forth in Paragraph 3(a) hereof.

    (g) Commencement Date: The date that is the earlier of (i) the later of (A) December 1, 1996 or (B) the date on which the Premises are Ready for Occupancy,
----------------
as determined pursuant to Paragraph 3(b) hereof, or (ii) the date upon which Tenant shall first occupy any part of the Premises for any purpose other than preparing the same for Tenant's initial occupancy.

    (h) Expiration Date: The date which is the date immediately preceding the 5th year anniversary of the Commencement Date, or if the Commencement Date
---
occurs other than on the first day of a calendar month, the Expiration Date shall be the last day of the calendar month in which such anniversary occurs.

    (i)  Basic Rent:  That amount set forth on Exhibit F attached hereto.

    (j) Additional Rent: All sums of money whatsoever other than Basic Rent due and payable by Tenant to Landlord under this Lease.

    (k)  Security Deposit:  The sum of $0.00 to be held and used in accordance
                                       -----
with Paragraph 25 hereof.

    (1)  Base Factor: $6.00 per rentable square foot, which is the total
                      -----
estimated annual Operating Expenses for the Land and Building as if at least 95% occupied and which is included in Basic Rent.

    (m)  Tenant's Proportionate Share:  1.584% Said percentage shall not
                                        ------
increase as a result of a reduction in the Rentable Square Feet of the Building.

    (n)  Upfit Allowance:  $26.00 per rentable square foot or $177,840.00.
                           ------                             -----------

    (o)  Design Completion Date: October 31, 1996.
                                 ----------------

All other capitalized terms used throughout this Lease shall have the meanings set forth in the Glossary of Terms attached hereto and incorporated herein by reference.


2.  Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from
    --------
Landlord the Premises, together with the right to the use of and benefit from, in common with others, the Public Areas.


3.  Term.
    ----

    (a) The Term of this Lease shall commence on the Commencement Date, and shall end on the Expiration Date, unless the Term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law. On the Commencement Date, Tenant and Landlord shall execute a certificate in form satisfactory to Landlord confirming the Commencement Date and such other facts as Landlord shall reasonably require.

    (b) The Premises shall be deemed conclusively Ready for Occupancy when the Work with respect to the Premises has been substantially completed. The Premises shall be deemed "substantially completed" for the purpose of this Lease when (i) Landlord has completed the construction of the Premises in substantial accordance with the requirements of this Lease, excluding punch list items, unless such items are significant or numerous enough that their completion would substantially disrupt the ordinary use of the premises for the purposes intended, (ii) Landlord has obtained a permanent Certificate of Occupancy for the Premises (if required by the City of Raleigh) and (iii) the Premises are available for safe occupancy by Tenant and suitable for office purposes. Notwithstanding the foregoing, if there is a delay in making the Premises Ready for Occupancy due to any reason set forth in Paragraph 4(h) hereof, then the Premises shall be deemed Ready for Occupancy on the date when the Premises would have been ready but for such delay even though no certificate of compliance has been issued or work to be done by Landlord has not been commenced or completed, and the additional cost to Landlord to complete the Premises and the Building occasioned by such delay shall be promptly paid by Tenant to Landlord on demand as Additional Rent hereunder. For the purposes of the preceding sentence, the phrase "additional cost to Landlord" shall mean the actual cost above such cost that would have been the aggregate cost to Landlord of completing Landlord's Work had there been no such delay. Tenant hereby indemnifies Landlord against any direct loss, cost or expense arising out of any such delay provided any such delay does not result from the negligence or willful misconduct of Landlord, its employees, or agents or the negligence or willful misconduct of Landlord's contractors. Landlord, at its option, may, by notice to Tenant, given within 30 days after the Commencement Date is determined, extend the Term for the period of days equal to such delay in making the Premises Ready for Occupancy plus the number of days necessary in order for the Term to end on the last day of a calendar month. Nothing contained in this subparagraph shall limit or prejudice any of the other rights of Landlord hereunder.

    (c) If the Commencement Date shall not have occurred on or before 60 days after the date stated in clause (i) (A) of Paragraph 1(g) hereof other than for reasons described in Paragraph 4(h) hereof, Tenant may terminate this Lease by delivering written notice to Landlord of its desire to terminate, and upon the effective date of this notice, this Lease shall be deemed canceled and of no further force and effect.


4.  Condition of Premises; Completion of Work.
    -----------------------------------------

    (a) Landlord and Tenant shall diligently pursue the preparation of all plans and specifications for the build-out or upfit of the Premises. All such plans and specifications shall have the approval of both Landlord and Tenant, which approval shall not be unreasonably withheld or delayed by either party. Complete plans and specifications and the cost estimate for the Work shall be approved by Landlord and Tenant no later than the Design Completion Date in accordance with the procedure set forth in Paragraph 4(b) below, at which time such plans and specifications shall be deemed Tenant's Plans.

    (b) As soon as practicable after the execution of this Lease, Tenant, at its expense, shall provide Landlord with instructions sufficient to enable Landlord's architect or engineer to prepare complete plans and specifications for the build-out or upfit Tenant desires. Such plans and specifications and the cost estimate therefor shall then be prepared by Landlord's architect or engineer and submitted to Landlord and Tenant for preliminary approval.

When the plans and specifications and cost estimates therefor are so approved by Landlord and Tenant, Landlord shall obtain from its general contractor a quotation of the cost of the build-out or upfit under the plans and specifications. If Landlord approves such quotation and the cost of such build-out or upfit does not exceed the Upfit Allowance, such plans and specifications shall thereupon be deemed to be Tenant's Plans, and Landlord shall be authorized to proceed with the build-out or upfit of the Premises in accordance with the Tenant's Plans. Notwithstanding the foregoing, if after the quotation, the cost of such build-out or upfit exceeds the Upfit Allowance, Landlord shall submit the same to Tenant for approval and upon written approval of such quotation by Tenant, such plans and specifications shall thereupon be deemed to be Tenant's Plans and Landlord shall be authorized to proceed with the build-out or upfit of the Premises in accordance with the Tenant's Plans. If Tenant disapproves such quotation, or fails to approve or disapprove such quotation within fourteen (14) days after submission thereof by Landlord, Landlord shall not be obligated to proceed with any improvement of the Premises until such time as Landlord and Tenant approve a price for the Work. Landlord agrees to provide Tenant with a Building Standard build-out, and absorb any additional costs exceeding the Upfit Allowance, based on construction of the Premises detailed in Exhibit A, even if the total cost of construction exceeds $26.00 per rentable square foot. Any construction that is not Building Standard, shall be subject to the approval process outlined above.

               (c) Landlord, through its employees, agents, and contractors, shall perform Landlord's Work as shown on the Tenant's Plans without cost to Tenant in a good and workmanlike manner in accordance with all Legal Requirements and Insurance Requirements, free of all defects, using good and new materials. Subject to Paragraph 4(j) hereof, all Tenant's Work shall be performed by Landlord, through its employees, agents, and contractors, at Tenant's sole cost and expense, and to the extent that Landlord incurs any costs or expenses for Tenant's Work or any costs or expenses in connection with Tenant's Plans in excess of the Upfit Allowance, such costs shall be deemed Additional Rent and reimbursed to Landlord within fifteen (15) days of demand therefor. At Tenant's option, Landlord agrees to finance any additional costs for Tenant's Work over any of the Upfit Allowance not used for Landlord's Work up to $5.00 per rentable square foot by increasing the Basic Rent by an amount equal to those excess costs plus a 9% interest factor amortized over the lease term.

               (d) All engineering required for any of Tenant's layouts, Tenant's Plans or Tenant's installations (including the coordinating of Landlord's Work) shall be performed by Landlord's engineers only, the cost thereof to be included as part of the Upfit Allowance.

               (e) Landlord shall file with the appropriate governmental authority or authorities such of Tenant's Plans (including modifications approved by Landlord and Tenant) and shall take such other action as shall be necessary to obtain and maintain all governmental permits and authorizations which may be required in connection with the Work. All filing fees and other costs for any work other than Landlord's Work in connection therewith shall be reimbursed by Tenant to Landlord within fifteen (15) days after submission of bills therefor. Tenant shall cooperate with Landlord in connection with the aforesaid.


               (f) All work required by Tenant's Changes, not covered by the upfit allowance, subject to the applicable provisions of this Lease, shall be performed by Landlord after Tenant has approved in writing the cost and schedule impact thereof and any such Change Costs related thereto which are not financed in 4(c) above, shall be paid by Tenant to Landlord within fifteen (15) days of demand therefor, and all such Change Costs constituting Additional Rent hereunder.

               (g) By occupying the Premises or any portion thereof, Tenant shall be deemed to have accepted the Premises, or such portion, and to have acknowledged that the same and the Building fully comply with Landlord's obligations under the Lease to construct and deliver the Premises, or such portion in accordance with Tenant's Plans, as amended. Notwithstanding the foregoing, the taking of occupancy shall not be deemed to be conclusive evidence as against Tenant that Landlord shall have satisfactorily completed all of the Work with respect to (i) portions of the Work not completed because under good construction scheduling practice such work should be done after completion of still uncompleted finishing or other work to be done by or on behalf of Tenant,
(ii) any details of construction of the Work, items of decoration included in the Work or mechanical adjustment of items included in the Work provided Tenant gives Landlord notice thereof within 30 days after the Commencement Date, or
(iii) Latent Defects provided (A) Tenant within 6 months of the Commencement Date uses reasonable efforts to identify Latent Defects and Tenant notifies Landlord in writing of any such Latent Defects no later than six (6) months after the Commencement Date, (B) the expert certifies to Landlord that there are Latent Defects in the Work, and (C) Tenant gives Landlord notice of such Latent Defects within 6 months of the Commencement Date. Landlord agrees promptly to complete items (i), (ii), and (iii) above and Landlord shall have the right, upon reasonable prior notice and at times reasonably convenient to Tenant and Landlord, to enter the Premises to complete or repair any such unfinished items and Latent Defects and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant of any of its obligations hereunder, or impose any liability upon Landlord or its agents, servants, employees or contractors.

               (h) (i) If a delay shall occur in the completion of the Work as the result of (A) Tenant's failure to approve plans, specifications and cost estimates within seven (7) days of submission thereof by Landlord; (B) any Tenant's Changes or other change by Tenant in Tenant's Plans or any other plan, specification or finish information furnished by Tenant; (C) the quality of performance or completion of work by a person, firm or corporation employed by Tenant; (D) the fact that non-Building Standard work requires lead time to obtain or construction time to perform, in excess of that required for Building Standard work, with reasonable diligence in obtaining and performing the same on the part of Landlord; (E) work is to be done by or on behalf of Tenant (other than by Landlord) which under good construction scheduling practices should be completed before some portion of the Work is done, and such work by Tenant is not completed on schedule or it delays the completion of the Work; or (F) any other act or omission of Tenant, its agents, employees or contractors, then at Landlord's option, the calculation of the Commencement Date shall be made as if such delays had not occurred.

                    (ii) If a delay in the completion of the Work, or any portion of such delay, is the result of Unavoidable Delays, then any such delay, which would not have occurred but for a delay described in Subparagraph (i) of this Paragraph 4(h) shall be deemed to be a delay described in Subparagraph (i).

                    (iii) Notwithstanding the foregoing to the contrary, there shall be no delay as described in (i) or (ii) hereinabove to the extent there is concurrent delay caused by or attributable to Landlord, its agents, employees or contractors and Tenant gives written notice of such delays to Landlord promptly after Tenant becomes aware of such delays.


               (i) Landlord may make such changes in the plans and specifications to the Tenant's Plans, but only such changes that (a) to the extent the same shall be necessary to comply with Legal Requirements or Insurance Requirements, and (b) with the prior written consent of Tenant, which consent Tenant agrees not to unreasonably withhold or delay. If Tenant fails to respond to a request for such consent within the period of seven (7) days after such request is made, such consent shall be deemed given by Tenant. In addition, Landlord, may substitute for Building Standard other materials of comparable kind and quality after having obtained the prior written consent of Tenant, which consent Tenant agrees not to unreasonably withhold or delay.

               (j) If Tenant wishes to do work which is of a special nature, and not part of Landlord's Work, through its own employees or contractors (such as special mill work, cabinet work, special decorative effects, or wiring of Tenant's telephone, telecommunications or computer systems), then Tenant shall give a notice thereof to Landlord specifying in detail such special work and the names of the contractors Tenant proposes to use for such work, which contractors shall be subject to Landlord's prior approval, which shall not be unreasonably withheld. If Landlord consents thereto, which consent shall not be unreasonably withheld, delayed or conditioned, the work involved shall be performed by Tenant's contractor in accordance with the requirements of this Paragraph 4 and Paragraph 13 hereof. If Landlord fails to respond to a request for such consent within the period of seven (7) days after such request is made, such consent shall be deemed given by Landlord. Tenant shall adopt a schedule in conformance with the schedule of the Work in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the Work. Landlord agrees to provide access to the Premises during Business Hours any time after ten (10) business days before the Premises are scheduled to be completed.


5.   Rent.
     ----

               (a) Tenant shall pay to Landlord without notice or demand or set-off, in lawful money of the United States of America at the office of Landlord or at such other place as Landlord may designate, Rent as follows:

                    (i) Basic Rent, which shall be payable in advance in monthly installments beginning on the Commencement Date and continuing on the first day of each calendar month thereafter during the Term; and

                    (ii) Additional Rent, which shall be payable within the time limitations elsewhere provided in this Lease, or if no such time limit is elsewhere provided, within fifteen (15) days notice from Landlord to Tenant as to the amount due and payable.

               (b) Notwithstanding and not to the exclusion of any other remedies for Tenant's default, if any installment of Basic Rent or of Additional Rent payable under Paragraph 6(c) remains unpaid for a period of 5 days after such installment shall have become due or any payment of Additional Rent (other than that payable under Paragraph 6(c)) remains unpaid for a period of fifteen
(15) days after such installment or payment shall have become due, Tenant shall pay interest thereon at a rate equal to the lesser of 2% per annum above the prime rate as announced by NationsBank of North Carolina, N.A., or its successors, or the maximum contractual rate permitted by applicable North Carolina law, from the date on which such installment or payment is due to the date of payment thereof. Such interest shall be deemed Additional Rent. If the Commencement Date shall occur on a day other than the first day of a calendar month, the monthly installment of Basic Rent and any monthly installment of Additional Rent payable under Paragraph 60c for the unexpired portion of the month in which the Commencement Date occurs shall be prorated on the basis of the actual number of calendar days in such month.

6.   Operating Expense Payments.
     --------------------------

               (a) Subject to Paragraph 6(e), if Operating Expenses payable in any calendar year falling wholly or partially within the Term shall be in such amount as shall constitute an increase above the Base Factor, Tenant shall pay as Additional Rent for such calendar year Tenant's Operating Payment.

               (b) Notwithstanding any other provision contained herein to the contrary, if the Building is not fully occupied during any calendar year or if the entire Building is not provided with building standard service during any calendar year, then for purposes of the computation of Tenant's Operating Payment, each component of Operating Expenses including, but not limited to, electrical power, management fees, insurance, janitorial expenses, on-site labor, shall be computed for such year as though 95% of the entire Building had been provided with building standard services during such year.

               (c) Landlord may, with respect to any calendar year, furnish to Tenant a reasonable estimate of Tenant's Operating Payment for such year, and upon receipt of such estimate, Tenant will thereafter pay to Landlord on the first day of each month during such year an amount equal to one-twelfth of such estimate. Landlord may revise such estimate from time to time. Until such estimate has been furnished to Tenant, Tenant shall pay to Landlord, on the first day of each month during such year, an amount equal to one-twelfth of the Tenant's Operating Payment for the previous calendar year. Within ninety (90) days of the end of each calendar year, Landlord shall furnish Tenant with a reconciliation statement, with supporting documents reasonably satisfactory to Tenant, setting forth the Tenant's Operating Payment for such prior calendar year and the amounts paid by Tenant on account thereof. Tenant may, at its cost, review all paid invoices and other calculations furnished by Landlord and Landlord's books pertaining to Operating Expenses. Any deficiency in the payment of Tenant's Operating Payment pursuant to such statement shall be payable within thirty (30) days after receipt of such statement, and the amount of any overpayment by Tenant shall be applied to the next month's installment of Tenant's Operating Payment then due, with the residual thereafter, if any, refunded by Landlord to Tenant within thirty (30) days after delivery of such statement.

               (d) Any Additional Rent payable by Tenant pursuant to this Paragraph 6 shall be collectible by Landlord in the same manner as Basic Rent.

               (e) If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any Tenant's Operating Payment for the calendar year in which the Commencement Date or Expiration Date shall occur, as the case may be, shall be prorated based upon actual number of days. In no event shall Basic Rent ever be reduced by operation of this Paragraph 6. The rights and obligations of Landlord and Tenant under the provisions of this Paragraph 6 with respect to any Additional Rent shall survive the Expiration Date or any sooner termination of the Term.

     (f) Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements in the Premises made after the Commencement Date. If the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make reasonable allocation of the ad valorem taxes allocated to the Building to give effect to this paragraph).


7.   Use.
     ---

     (a) Tenant covenants that throughout the Term it will use the Premises for general, clerical, administrative, and executive offices consistent with a first class office building in the Raleigh area, including, without limitation, software development, training and sales and for no other purpose.

     (b) Tenant, at its sole cost and expense, shall comply with all Legal Requirements and all Insurance Requirements, provided Landlord notifies Tenant of such requirements, solely relating to or affecting Tenant's particular use of the Premises and provided such requirements are not to alter or correct the build-out or upfit done by the Landlord or to otherwise comply with Legal Requirements or Insurance Requirements applicable to tenants generally.

     (c) If anything is done, omitted to be done, or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Premises that shall cause the rate of fire or other insurance on the Premises or the Building in companies acceptable to Landlord to be increased, Tenant shall pay the entire amount of such increase promptly upon Landlord's demand therefor as Additional Rent or Tenant shall promptly alter its practices so that the rate shall not be so increased. In determining whether increased premiums are a result of something done, omitted or suffered to be done or kept or suffered to be kept in, upon or about the Premises by Tenant, a schedule issued by the organization computing the insurance rate of the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Landlord agrees that there shall be no such increase if Tenant uses the Premises in accordance with Paragraph 7(a) above.

     (d) Tenant shall not place a load upon any floor that exceeds either the floor load per square foot that such floor was designed to carry or which is allowed by any Legal Requirement. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant at Tenant's sole expense, in such manner as shall be sufficient, in Landlord's reasonable judgment to prevent unreasonable or uncustomary vibration, noise, annoyance or inconvenience to Landlord and the other tenants.

     (e) Tenant shall not cause or permit any material amounts of any Hazardous Substance to be used, stored, generated or disposed of on or in the Premises, the Building, or the Land in violation of any applicable law by Tenant, Tenant's agents, employees, contractors or invitees. If Hazardous Substances are used, stored, generated or disposed of on or in the Premises, the Building or the Land by Tenant, Tenant's agents, employees, contractors or invitees, or if the Premises, the Building, or the Land become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Building or the Land, damages due to loss or restriction of rentable or usable space, or any damages due to adverse impact on marketing of the space, and any and all sums paid for settlement of claims, reasonable attorneys' fees, consultant and expert fees) arising during or after the Term and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision and shall expressly survive expiration or termination of this Lease. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises, the Building or the Land in violation of any applicable law, and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises, the Building or the Land. Tenant shall first obtain Landlord's approval for any such remedial action.


8.   Assignment, Mortgaging and Subletting.
     -------------------------------------

     (a) Tenant shall not (i) assign or otherwise transfer this Lease or the Term and estate hereby granted, (ii) sublet all or part of the Premises or allow the same to be used or occupied by others or in violation of Paragraph 7 hereof, or (iii) mortgage, pledge, or encumber this Lease or all or any part of the Premises in any manner by reason of any act or omission on the part of Tenant, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned.

     (b) If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, if any, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent herein reserved. The consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, encumbering or subletting. Neither any assignment of this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any Rent as provided in this Paragraph 8 shall, under any circumstances be deemed a waiver of any of the provisions of Paragraph 8(a) hereof, or relieve, impair, release, or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant's part to be performed and Tenant shall remain fully and primarily liable therefor.

     (c) No assignment (whether or not consented to by Landlord) shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord a duplicate original instrument of assignment and assumption in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and by the assignee, in which such assignee shall assume performance of all terms of this Lease on Tenant's part to be performed.


9.   Repairs.   If Tenant shall have failed to cure an event of default
     -------
described in Paragraph 18(d) hereinbelow, Tenant shall pay to Landlord, promptly upon demand, all reasonable costs and expenses incurred by Landlord in connection with all repairs, replacements and alterations to the Premises and the Building, whether such repairs, replacements, and alterations are interior or exterior, structural, or otherwise, ordinary or extraordinary, the need for which arises out of (i) the installation, use, operation, or existence of Tenant's alterations or personal property, or the moving of the same in or out of the Building or the Premises by Tenant or any of its subtenants or any of its or their employees, agents, contractors, licensees or invitees, (ii) the acts, omissions, negligence or misuse of Tenant or any of its subtenants or any of its or their employees, agents, contractors, licensees or invitees or their use or occupancy or manner of use or occupancy of the Premises, or (iii) the performance by Tenant of its obligations pursuant to the provisions of Paragraph 7(b) hereof. If events described in the preceding sentence occur then, Tenant, at its sole cost and expense, shall promptly replace scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs and maintenance of wall and floor coverings in the Premises, normal wear and tear and damage by fire or other casualty or by Landlord, or its agents, employees or contractors excluded. Tenant shall not be obligated to repair or replace window glass on the exterior walls of the Premises unless the need for repair or replacement is caused by the acts, omissions, negligence or misuse of Tenant or any of its subtenants, employees, agents, contractors, licensees or invitees.


10.  Access.  Upon reasonable notice to Tenant, Landlord or its representatives
     ------
or designees may enter the Premises at reasonable times under the circumstances, whether or not during business hours, to inspect the Premises, to enforce any provisions of this Lease, to make or cause to be made such repairs as Landlord may deem necessary or desirable, to cure defaults of Tenant pursuant to the rights granted Landlord under this Lease, to repair any utility lines or system or systems servicing other parts of the Building, to rectify any condition in the Premises adversely affecting other occupants of the Building, or, upon prior reasonable notice to Tenant, to exhibit the Premises to others during the last six (6) months of the lease. If Tenant, its agents or employees shall not be present or shall not permit an entry into the Premises at any time when such entry shall be permissible, in the case of an emergency, Landlord may use a master key (or master code, card or switch if Tenant's security system is other than conventional locks and keys), or forcibly enter the Premises.


11.  Common Facilities / Landlord's Maintenance.
     ------------------------------------------

     (a) Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of the Public Areas, provided such changes do not materially interfere with or adversely impact Tenant's access and use of the Premises. The Public Areas shall at all times be maintained by Landlord in a first class condition comparable to other similar buildings in the market and be subject to the exclusive control and management of Landlord.

     (b) Landlord, at is sole cost and expense, shall comply with all Legal and Insurance Requirements, relating to the operation of the Building and the Public Areas.


12.  Utilities and Services.
     ----------------------

     (a) Except as otherwise provided herein, Landlord shall maintain and operate the heating, ventilating and air-conditioning systems and shall furnish heat, outside air, and air-conditioning to the Premises during Business Hours, except to the extent reduced service is required by any governmental body.

     (b) If Tenant requests heating, ventilating, or air-conditioning services during other than Business Hours,

Landlord shall make the same available to Tenant in accordance with such request, provided that Tenant shall pay to Landlord, as Additional Rent, Landlord's charges therefor, which must approximate actual electricity cost plus a reasonable allowance for equipment wear and tear and overhead. Landlord's current charge is $15.00 per hour but Landlord does not guarantee that rate throughout the Term of the Lease.

     (c) Notwithstanding the foregoing provisions of this Paragraph 12, Landlord shall not be responsible if the normal operation of the Building heating, ventilating and air-conditioning system shall fail to provide conditioned air at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any portion of the Premises (i) which shall have an electrical load in excess of 4.5 watts per square foot of usable area of the Premises for all purposes (including lighting and power), or which shall have a human occupancy factor in excess of one person per 100 square feet of usable area of the Premises (the average electrical load and human occupancy factors for which such system is designed), or (ii) because of any rearrangement of partitioning or other improvements, alterations, changes, or additions other than Landlord's Work. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating, and air-conditioning system.

     (d) Landlord shall provide elevator service during Business Hours and shall have at least one passenger elevator subject to call at all other times.

     (e) Landlord shall provide janitorial services to the Premises in accordance with the schedule of services set forth in Exhibit C annexed hereto.

     (f) Landlord shall furnish water to each floor on which the Premises are located for normal drinking, lavatory, and cleaning purposes.

     (g) Landlord shall furnish electrical energy reasonably required, subject to the provisions herein, in connection with the use and occupancy of the Premises for the operation of such lighting, electrical appliances and equipment as Landlord may permit to be installed in the Premises.

     (h) Tenant covenants that at no time shall the use of electrical energy in the Premises exceed 4.5 watts per square foot of usable area (consisting of 3.0 watts per square foot for lighting and 1.5 watts per square foot for power (electric outlets)). Tenant shall not, without the prior consent of Landlord,
(i) make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures; or (ii) install and/or use business machines, office equipment, or other appliances in the Premises which utilize electrical energy other than small business machines normally used in executive and administrative offices, including software development. Should Landlord grant such consent, all additional risers or other equipment required therefore, including, without limitation, air-conditioning equipment, shall be provided by Landlord and the cost thereof shall be paid by Tenant within fifteen (15) days after being billed therefor. Landlord may grant such consent, subject to terms and conditions as are necessary in the opinion of the Landlord to assure Landlord will be reimbursed by Tenant for installation of such alterations, wiring, other facilities, or such fixtures, appliances, or equipment and additional electrical service to be furnished by Landlord. Landlord agrees to provide Tenant with the number of dedicated circuits, each consisting of 20 amps, for electrical general use outlets as described on Exhibit A-1 attached hereto.

      (i) Landlord shall provide twenty-four-hour-a-day, seven-day-a-week, security at the Building, which the Tenant acknowledges is for the protection of the Building only, and shall not be relied upon to protect Tenant, Tenant's property, or employees or their property.

      (j) Landlord reserves the right to stop, interrupt or reduce the level of service required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, introduction of foreign substances, laws, regulations, controls, or guidelines, strikes, maintenance, repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, or by reason of difficulty in securing proper supplies of fuel, water, electricity, or labor, or by reason of any other cause beyond Landlord's reasonable control. In each instance, Landlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, interruption or reduction in service. Tenant shall not be entitled to any diminution or abatement of Rent or other compensation by reason of any such stoppage, interruption or reduction unless resulting from Landlord's wrongful acts or gross negligence. In any event, Tenant will be entitled to rental abatement if electricity is not available to the Premises for more than twenty-four (24) hours if such interruption is caused by the Landlord. Also, if such interruption is not caused by the Landlord and such interruption shall continue for a period longer than five (5) days, Tenant will be entitled to rental abatement.


13.  Alterations.
     -----------

     (a) Tenant shall make no improvements, alterations, changes, or additions to the Premises without the prior written consent of

Landlord. Tenant shall reimburse Landlord for all reasonable expenses incurred by Landlord in connection with approving and inspecting said improvements, alterations, changes or additions.

     (b) All improvements, alterations, changes, additions, and fixtures are the property of Landlord upon termination and expiration of the Lease and shall be surrendered with the Premises.

     (c) Tenant shall cause no damage to the Premises and the Building from removal of Tenant's personal property from the Building. Any such damage or injury to the Premises and the Building shall be promptly repaired by Tenant at its sole cost and expense. Any personal property of Tenant not removed by Tenant prior to the Expiration Date or date of sooner termination of this Lease shall, at Landlord's option, either become the property of Landlord or shall be disposed of or stored by Landlord at Tenant's risk and expense.

     (d) No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make improvements, alterations, changes or additions to the Premises shall in any way be deemed to be an agreement by Landlord that the contemplated work complies with any Legal Requirements or Insurance Requirements or the certificate of compliance for the Building, or deemed to be a waiver by Landlord of any of the provisions of this Lease. Tenant shall construct all approved improvements, alterations, changes or additions in a good and workmanlike manner, free of all defects and in compliance with all Legal Requirements and Insurance Requirements. Neither Landlord, Landlord's agents, nor the holder of any mortgage on the Land and Building shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanic's or materialmen's or other liens for such labor or materials shall attach to or affect any estate or interest of Landlord or any other such party in and to the Premises, the Land and the Building. Tenant shall not permit any mechanics' or materialmen's lien to attach, be placed or filed against the Premises, the Building or the Land arising out of such work prosecuted under Paragraph 4(j) or this Paragraph 13; and if such a lien if filed, Tenant shall satisfy, bond off, or otherwise cause such lien to be canceled or discharged within ten (10) days of Tenant's receipt from Landlord of written notice of any such lien.


14.  Insurance.
     ---------

     (a) Tenant shall during the Term and during any period of rent abatement or period of occupancy prior to the Commencement Date, at its sole cost and expense, obtain, maintain and keep in full force and effect, with Tenant, Landlord, and the holder of any mortgage if Tenant has been notified of the name of such holder on the Land and Building named as insureds therein or as their respective interests may appear, as appropriate, the following insurance:

           (i) hazard insurance, including extended coverage, vandalism and malicious mischief, upon property of every description and kind owned by Tenant or anyone claiming through or under Tenant and located in the Building or for which Tenant is legally liable or which was installed by or on behalf of Tenant or anyone claiming through or under Tenant, including, without limitation, Tenant's personal property and all other improvements, alterations, changes and additions (other than Landlord's Work) in an amount not less than the full insurable value thereof;

           (ii) comprehensive general public liability insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability and products and completed operations liability in limits not less than $1,000,000 inclusive;

           (iii) worker's compensation in no less than statutory limits and employer's liability insurance in limits reasonably acceptable to Landlord; and

           (iv) Any other form or forms of insurance as Landlord may reasonably require which is then customarily carried on first class office buildings in the State of North Carolina; provided, however, such insurance shall not be in lieu of insurance that Landlord is required to carry under this Lease.

     (b) All policies shall be taken out with insurers reasonably acceptable to Landlord and in form reasonably satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance will be delivered to Landlord as soon as practicable after the placing of the required insurance. All policies shall contain an undertaking by the insurers to notify Landlord in writing, not less than 30 days prior to any material change or reduction in coverage or cancellation or termination thereof.

     (c) In the event of damage to or destruction of the Premises and the termination of this Lease by Landlord pursuant to Paragraph 16 hereof, Tenant shall pay to Landlord all of its insurance proceeds relating to any improvements, alterations, changes and additions made by Tenant to the Premises, except for any such proceeds paid on (i) items installed by Tenant and which Landlord has agreed may be removed from the Premises upon the expiration of the Term, and (ii) any personal property of Tenant.

     (d) Landlord shall not carry insurance of any kind on any improvements, alterations, changes or additions made by Tenant to the Premises, or on any of Tenant's personal property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

     (e) Any policy or policies of hazard, extended coverage, or similar casualty insurance which either party obtains in connection with the Premises or Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Tenant and Landlord hereby waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby even if resulting from the negligent acts or omissions of the other party.

     (f) Landlord shall carry hazard insurance covering the Building (including the Public Areas, Landlord's Work and Tenant's Work but excluding movable personal property of Tenant included in improvements to the Premises after construction of Tenant's Work) in an amount not less than $63,000,000.00 (Landlord agreeing that this amount of coverage will be increased as reasonably required to maintain an amount of coverage approximately equal to the full replacement cost of the Building) and general liability insurance with limits not less than $10,000,000.00 at all times.

15.  Non-Liability and Indemnification.
     ---------------------------------

     (a) Unless caused by Landlord's negligence, intentional misconduct, or that of its employees, agents or contractors, Tenant shall indemnify and hold harmless Landlord and its agents from and against any and all claims for damage to the person or property of anyone or any entity to the extent arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work, or things done, permitted, or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims, costs, and expenses arising to the extent from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising to the extent from any act or omission of Tenant, or any of Tenant's agents, contractors, employees, or invitees, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred by Landlord as the result of any such use, conduct, activity, work, things done, permitted, or suffered, breach, default, or negligence, and in dealing reasonably therewith, including, but not limited to, the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Landlord by reason of any such matter, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. This indemnity shall expressly survive expiration or termination of this Lease. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or injury to its employees, contractors, agents, and invitees in, upon, or about the

Premises arising from any cause except negligence or intentional misconduct of Landlord, its agents, employees and contractors, and Tenant hereby waives all claims in respect thereof against Landlord.

      (b) Unless caused by Tenant's negligence, intentional misconduct or that of its agents, employees, or contractors, Landlord shall indemnify and hold harmless Tenant and its agents from and against any and all claims for damage to the person or property of anyone or any entity arising from Landlord's operation of the Property containing Tenant's Premises, or from the conduct of Landlord's business or from any activity, work, or things done, permitted, or suffered by Landlord in or about the Building or elsewhere and shall further indemnify and hold harmless Tenant from and against any and all claims costs, and expenses arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any act or omission of Landlord, or any of Landlord's agents, contractors employees, or invitees, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred by Tenant as the result of any such use, conduct, activity, work, things done, permitted, or suffered, breach, default, or negligence, and in dealing reasonably therewith, including, but not limited to, the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Tenant by reason of any such matter, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant and Tenant shall cooperate with Landlord in such defense. Tenant need not have first paid any such claim in order to be so indemnified. This indemnity shall expressly survive expiration or termination of this Lease.

16.  Casualty Damage.
     ---------------

     (a) Tenant shall give immediate notice (by telephone, confirmed in writing) to Landlord of any damage caused to the Premises by fire or other casualty, and if Landlord does not elect to terminate this Lease as provided in Paragraph 16
(b), Landlord shall proceed with reasonable diligence and at its sole cost and expense to repair and restore the Premises (other than any improvements, alterations, changes and additions to the Premises and any personal property of Tenant) to substantially the same condition as immediately prior to said damage or destruction.

     (b) If (i) the Building or the Premises shall be destroyed or substantially damaged by a casualty not covered by Landlord's insurance; or (ii) 25% or more of the Premises is damaged or rendered untenantable by a casualty covered by Landlord's insurance; or (iii) the Premises are not affected but 25% of the Building or such portion of the Public Areas as shall render the Premises or the Building untenantable is damaged or rendered untenantable, then in any such event Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Premises or that portion of the Building so damaged. Landlord shall give written notice to Tenant of such election within 90 days after the occurrence of such casualty. If 25% or more of the Premises is damaged or rendered untenantable by a casualty during the last twelve (12) months of the lease term, the Tenant may also elect to terminate this lease. If such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date.

     (c) If the Premises are damaged and the Lease is not terminated pursuant to Paragraph 16(b), the Basic Rent and the Additional Rent payable pursuant to Paragraph 5 and 6 hereof shall be abated in proportion to the degree in which Tenant's use of the Premises is impaired during the period of any damage, repair or restoration provided for in this Paragraph 16. Except for such abatement, Tenant shall not be entitled to any compensation or damage for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by damage, destruction, repair or restoration.

17.  Eminent Domain.
     --------------

     (a) If the whole or any portion of the Building or the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of the vesting or acquisition of title in the condemning authority with the same effect as if said date were the Expiration Date. If the whole or any portion of the Building other than the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, this Lease shall, at the option of Landlord, terminate as of the date of the vesting or acquisition of title in such condemning authority with the same effect as if such date were the Expiration Date.

     (b) The proceeds of any condemnation award shall be the property of Landlord, whether such award is compensation for damages to Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, that Landlord shall have no interest in any award made to Tenant for loss of business, relocation expenses, or for the taking of Tenant's personal property if a separate award for such items is made to Tenant.


18.  Events of Default.  The occurrence of any one or more of the following
     -----------------
events shall constitute a material default of this Lease by Tenant:

               (a) The failure by Tenant to make any payment of Basic Rent or Additional Rent payable in monthly installments pursuant to Paragraphs 5 and 6 hereof, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant.

               (b) The failure by Tenant to make any payment of Additional Rent or any other payment required to be made by Tenant hereunder other than that described in Paragraph 18(a), as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. If Landlord serves Tenant with a Notice to Pay Additional Rent or Quit, such Notice to Pay Additional Rent or Quit shall also constitute the notice required by this Paragraph 18 (b).

               (c) The failure of Tenant to execute the documents contemplated in Paragraphs 21(b) or 27(e) hereof, and such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant.

               (d) The failure by Tenant to observe or perform any of the agreements, covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty
(30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable statutes.

               (e) (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becoming a "debtor" as defined in 11 U.S.C. (S)101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60)
days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

               (f) The discovery by Landlord that any financial statement given to Landlord by Tenant, by Tenant's successor in interest, or by any guarantor of Tenant's obligation hereunder was materially false when presented to Landlord.

19.  Landlord's Remedies.  In the event of any material default or breach of
     -------------------
this Lease by Tenant as described in Paragraph 18 hereinabove, Landlord may at any time thereafter, without further notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

               (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; Basic Rent and Additional Rent that would have been paid through the end of the Term had the Lease not been terminated due to Tenant's default less all sums received from any substitute tenant; and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease; and/or

               (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder; and/or

               (c) Enter the Premises at any time to cure any default without thereby incurring any liability to Tenant or anyone claiming through or under Tenant. Any expenses incurred by Landlord in connection with any such performance or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law shall be paid by Tenant as Additional Rent on demand; and/or

               (d) Pursue in connection with any other remedies now or hereafter available to Landlord under the laws or judicial decisions of the state of North Carolina or this Lease.

               The remedies provided under this Paragraph 19 are nonexclusive and may be combined with other remedies hereunder available to Landlord for Tenant's material default or breach hereunder.

20.  Landlord's Defaults.   Landlord agrees to use reasonable efforts to
     -------------------
mitigate its damages in the event of any Tenant default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty
(30) days after
written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently pursues the same to completion.


21.  Subordination and Attornment
     ----------------------------

               (a) Unless otherwise provided, and subject to Tenant's occupancy not being disturbed, this Lease shall be automatically subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of this mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of recording thereof.

               (b) Tenant agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be, provided such mortgagee, beneficiary or lessee agrees, in writing, not to disturb Tenant in its use and enjoyment of the Premises. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant.

22.  Surrender.   On the Expiration Date or upon the sooner termination of this
     ---------
Lease or upon re-entry by Landlord upon the Premises, Tenant shall surrender, vacate, and deliver to Landlord the Premises, including all improvements, additions, alterations, and replacements thereon, "broom clean" and in good order, condition and repair except for ordinary wear, tear, and damage by fire or other casualty or by Landlord, its employees, agents, invitees or contractors. If the Premises are not surrendered upon the expiration or termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding Tenant or prospective Tenant founded upon such delay. Tenant's obligations under this Paragraph 22 shall survive the termination of this Lease.

23.  Holding Over.  If Tenant shall hold over the expiration of the Term without
     ------------
Landlord's consent, then Tenant waives all notice to quit and agrees to pay Landlord for the period that Tenant is in possession after the Expiration Date, monthly rent which is one hundred and twenty-five percent (125%) of the Rent applicable to the last month of this Lease. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct and consequential, which Landlord may suffer in defense of claims by the parties against Landlord arising out of the holding over by Tenant, including, without limitation, reasonable attorneys' fees which may be incurred by Landlord in defense of such claims. Acceptance of Rent by Landlord subsequent to the Expiration Date shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the Expiration Date toward payment for use and occupancy of the Premises subsequent to the Expiration Date and toward any other sums owed by Tenant to Landlord. Landlord, at its option, may forthwith reenter and take possession of the Premises without process or by any legal process in force.


24.  Quiet Enjoyment.  Tenant, if and so long as it pays the Rent and performs
     ---------------
and observes the other terms and covenants as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the Term free of the claims of Landlord or anyone claiming by, through or under Landlord, subject to the terms of this Lease and any lease or mortgage referred to in Paragraph 21 hereof. This covenant shall be construed as a covenant running with the land and shall not be construed as a personal covenant or obligation of Landlord.


     25.  Security Deposit.    Tenant shall deposit with Landlord
          ----------------
simultaneously with the execution of this Lease, the amount stipulated in Paragraph 1(k) as a security deposit. Provided Tenant is not in default in the payment of any Rent or any other charges due Landlord and further provided the Premises are left in good condition, reasonable wear and tear accepted upon the Expiration Date or earlier termination of this Lease, the Security Deposit (which shall not bear interest to Tenant) shall be returned to Tenant within forty-five (45) days after the Expiration Date or earlier termination of this Lease. If the Tenant is in default under this Lease or the Premises are not left in good condition, reasonable wear and tear accepted, then the Security Deposit shall be applied to the extent available on account of sums due Landlord or to the cost of repairing damages to the Premises. If all or any part of the Security Deposit is applied to an obligation of the Tenant hereunder while Tenant is in possession of the Premises, Tenant shall immediately upon request of Landlord, restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply any or all of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its fee simple interest in the Building, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee, and upon such delivery, Landlord shall thereupon be released of any and all liability with respect to the Security Deposit, its application and return, and the Tenant agrees to look solely to such grantee or transferee.


26.  Rules and Regulations.   Tenant and its employees, agents, invitees and
     ---------------------
licensees shall faithfully observe and strictly comply with, and shall not permit violation of, the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule or Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation or any term, covenant or condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. Landlord will make reasonable efforts to uniformly apply the rules and regulations consistently to all comparable size tenants.


27.  Miscellaneous.
     -------------

     (a) No agreement to accept a surrender of this Lease or of possession of the Premises shall be valid unless in writing signed by Landlord. The delivery of keys or possession to Landlord or any agent or employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

     (b) No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by the party making such waiver. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver thereof or prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.

     (c) The receipt by Landlord of Rent with knowledge of the breach of any covenant, warranty, or obligation by Tenant contained in this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Basic Rent herein stipulated shall be deemed to be other than on account of the earliest Basic Rent reserved hereby which is due and owing at the time such payment is received by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Additional Rent herein stipulated shall be deemed to be other than on account of the earliest Additional Rent reserved hereby which is due and owing at the time such payment is received by Landlord. No endorsement or statement on any check or any letter accompanying any check or payment of any such Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to remedy provided in this Lease. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited.

     (d) This Lease and all attachments and exhibits hereto contain the entire agreement between the parties, and no agreement, representation or inducement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement, representation or inducement is in writing and signed by both parties hereto.

     (e) Either party under this Lease at any time or from time to time at the request of the other non-requesting party or at the request of the holder of any lease or mortgage referred to in Paragraph 21 hereof, shall execute, acknowledge and deliver to the party so requesting, a certificate certifying (i) that this Lease has not been modified, changed, altered or amended in any respect and is in full force and effect (or, if there have been modifications, stating the modifications and that the Lease is in full force and effect as modified); (ii) that this Lease is the only Lease between Landlord and Tenant affecting the Premises (or specifying any other leases); (iii) that as the case maybe, Tenant has accepted the Premises (or a part thereof), is in occupancy of the Premises, or a part thereof and is paying all Rent hereunder, for which it is then liable on a current basis; (iv) that there are then existing no credits, offsets or defenses against the enforcement of any provisions of this Lease (and, if so, specifying the same); (v) the dates, if any, to which the Rent or other charges due hereunder have been paid in advance and that there has been no prepayment of Rent other than as provided for in this Lease; (vi) that there are no existing defaults by Landlord or Tenant under this Lease (or, if so, specifying such default); (vii) whether or not Tenant has exercised any renewal options or other options which may be provided in this Lease; (viii) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any insolvency laws of any state thereof; and (ix) such further information with respect to the Lease or the Premises as Landlord or Tenant, or such lessor or mortgagee may reasonably request. Any such certificate may be relied upon by any prospective purchaser of the Land and Building or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof. The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Paragraph 27(e) within 10 days after request therefor shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct.

     (f) If any provision of this Lease should be held to be invalid or unenforceable, such invalid and unenforceable provisions shall be stricken and the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

     (g) The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     (h) Except in the instances specifically referenced hereunder, in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the Land and Building and in the rents therefrom and in any applicable insurance proceeds and/or condemnation award to the extent allowed by this Lease for the collection of any sum of money on a judgment, or for the payment or expenditure of any money under any decree of specific performance, injunctive relief or other equitable relief (or other judicial process) requiring performance by Landlord of any obligation under this Lease. No other property or assets of the Landlord, Landlord's agents, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

     (i) The term "Landlord" shall mean only the owner at the time in question of the present Landlord's interest in the Building and in the event of a sale or transfer of the Building (by operation of law or otherwise), the transferor shall be and hereby is automatically and entirely released and discharged, from and after the date of such sale or transfer, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed.

     (j) Neither Landlord nor Tenant shall record this Lease, any amendment to this Lease, any agreement to lease, or any other memorandum of this Lease without the prior written consent of the other party, and in the event such consent is given, the party requesting such consent shall pay all transfer taxes, recording fees and other charges in connection with such recording notwithstanding any provision of law imposing liability therefor upon the other party.

     (k) Except as otherwise expressly set forth herein all notices, requests, demands, approvals or consents required hereunder or by law shall be in writing and shall be given by personal delivery or by mailing the same, certified or registered mail, return receipt requested, postage prepaid, addressed if to

Landlord to Landlord's Notice Address, and if to Tenant, to Tenant's Notice Address. Such notices, requests, demands, approvals or consents shall be deemed given upon such personal delivery or, if mailed, 2 business days after mailing. The persons designated for the receipt of such, and the addresses to which such may be given or made by either party, may be changed or supplemented by notice given by such party to the other and notwithstanding the preceding sentence, such notice (and therefore such new notice address) shall be effective 10 days after mailing or delivery.

     (1) Tenant warrants that it has not employed nor had any dealings or discussions with any broker or agent in connection with the negotiation or execution of an agreement to lease, a letter of intent to lease, or this Lease other than Goodman, Segar, Hogan, Hoffler. Tenant agrees to indemnify Landlord and hold it harmless from and against any and all liability for commissions or other compensation or charges and all costs and expenses incurred in defense of the claim if this warranty is breached other than those commissions or other compensations to be paid to Goodman, Segar, Hogan, Hoffler by Landlord. In the event of a suit on any such claim, Landlord shall notify and implied Tenant, or Tenant may intervene. This warranty shall survive termination or expiration of this Lease.

     (m) If Tenant is a Partnership Tenant or if Tenant's interest in this Lease shall be assigned to a Partnership Tenant, the following provisions shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (ii) each of the parties comprising Partnership Tenant hereby consents in advance to and agrees to be bound by, any modifications, termination, discharge, or surrender of this Lease which may hereafter be made and by any notices, demands, requests, or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, (iii) any bills, statements, notices, demands, requests, or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant and shall be binding upon Partnership Tenant and all parties,
(iv) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners.

     (n) This Lease shall be deemed to be made under and shall be construed in accordance with and governed by the internal laws of the State of North Carolina, without regard to principles of conflicts of laws.

     (o) Tenant expressly acknowledges that (i) neither Landlord nor Landlord's agents has made or is making any warranties, representations, promises, or statements, except to the extent that the same are expressly set forth in this Lease, (ii) that Tenant, in executing and delivering this Lease, is not relying upon any such warranties, representations, promises, or statements, and (iii) that no rights, easements, or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

     (p) Tenant hereby waives any claim against Landlord, and Landlord hereby waives any claim against Tenant, which it may have based upon any assertion that the other party has unreasonably withheld or unreasonably delayed any consent provided for in this Lease, and both parties agree that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction, or declaratory judgment. In the event of such a determination, the requested consent shall be deemed to have been granted. The sole remedy for either party unreasonably withholding or delaying of consent shall be as provided in this Paragraph 27 (p).

     (q) The terms of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in such instance where a party is named or referred to, except that no violation of the provisions of this Lease shall operate to vest any right in any successors or assignee of Tenant.

28.  Exhibits.  Except as noted on the Table of Contents on page I of this
     --------
Lease, the following exhibits are attached hereto and are made a part of this Lease as if fully set out herein: (a) description of the Premises as set forth in Exhibit A, "Description of Premises"; Exhibit A-1 "Premises, Plans and Specifications"; (b) rules and regulations governing Tenant's occupancy of the Premises as set forth in Exhibit B, "Rules and Regulations"; (c) general cle1XTerm as set forth in Exhibit E, "Renewal of Term"; (f) a schedule of Basic Rent as set forth in Exhibit F, "Basic Rent"; (g) a guaranty of Tenant's obligations under the Lease as set forth in Exhibit G, "Guaranty of Lease"; (h) other terms as set forth in Exhibit H, "Other Terms"; and (i) a glossary of terms as attached hereto, "Glossary of Terms."

The Rider attached hereto is incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

LANDLORD :

     PHOENIX LIMITED PARTNERSHIP OF RALEIGH

        By:  AAC RALEIGH, INC., General Partner


        By:
           -----------------------------------------------
                         President
           -------------

        ATTEST:


        --------------------------------------------------
                     Secretary
        ------------
        (CORPORATE SEAL)

TENANT:


     ON Technology Corporation, a Delaware Corporation
     -------------------------------------------------

     By:  /s/ Christopher A. Risley
        --------------------------------------------------
     CHRISTOPHER A. RISLEY President
     ---------------------




     ATTEST :


     /s/ John M. Bogdan
     -----------------------------------------------------
     JOHN M. BOGDAN Secretary
     --------------
     (CORPORATE SEAL)

     (ix) cost of removal of trash, rubbish, garbage, and other refuse from the Building as well as removal of ice and snow from the sidewalks on or adjacent to the Land;

     (x) all supplies, tools, equipment and materials used in the operation and maintenance of the Building;

     (xi) straight line depreciation of the cost of any capital improvements made to the Building subsequent to the Commencement Date (including, without limitation, legal, architectural and engineering fees incurred in connection therewith) to the extent permitted by the definition of Operating Expenses in the Glossary.

     (xii) all charges for gas, water, sewerage service, and other utilities not separately metered and furnished to the Building;

     (xiii) all electricity furnished to the Building, including without limitation, electricity furnished to individual tenants of the Building, to the common areas and public areas of the Building, and to the machinery and equipment including any heating, ventilation, and air-conditioning equipment used in the operation and maintenance of the Building;

     (xiv) janitorial service, including service to areas of the Building leased to tenants;

     (xv) every other expense which would be considered as an expense of maintaining, operating, insuring, managing, or repairing the Building; and

     (xvi) management fees payable to any managing agent of the Building, or, if there is no managing agent, an allowance for management, overhead and administration equal to 4% of the gross revenues of the Building (including, without limitation, all Basic Rent and Additional Rent).

                                            INITIALS   JMB
                                                     --------------------

                                   EXHIBIT E

                                RENEWAL OF TERM


     If Tenant is not in default beyond the expiration of applicable grace, notice and cure periods, in any of the terms, conditions, or covenants of this Lease, and with the mere passage of time will not be in default beyond the expiration of applicable grace, notice and cure periods of any term, condition or covenant of this Lease, at the time Tenant gives notice to extend the Term as contemplated below and at the end of the Term (without regard to the extension), then the Tenant is hereby granted an option to extend the Term of this Lease for two (2) additional terms of three (3) years each upon the same terms and conditions contained in this Lease, except that the Basic Rent for each renewed term shall be equal to the then negotiated market rate between Landlord and Tenant negotiated by Landlord and Tenant in good faith but with respect to the first extension period in no event to exceed $18.90 per Rentable Square Feet in the Premises, and with respect to the second extension period not to exceed $19.85 per Rentable Square Feet in the Premises. If Tenant desires to extend the Term of this Lease, then Tenant shall notify the Landlord of its intention to renew no later than six (6) months prior to the Expiration Date (without regard to the extension), and upon such notice, the Term shall be deemed to include the extension and the Expiration Date shall be adjusted accordingly.

                                   EXHIBIT F

                                  BASIC RENT

The Basic Rent over the Term shall be as follows:

                              Agreed upon
Month of Tenant Occupancy     Rental Rate    Monthly Installment of
From the Commencement Date    Per RSF        Basic Rent
--------------------------    -------        ----------
Month  1   through  60        $18.00         $10,260.00
     -----        -----        --------       -----------


The monthly installment of Basic Rent due for the first month of Tenant's occupancy of the Premises shall be prorated in accordance with Paragraph 5(b) of the Lease.

                                   EXHIBIT G

                               GUARANTY OF LEASE

                                      None

                                   EXHIBIT H

                                  OTHER TERMS


1.  Parking

    During the Term of the Lease as the same may be extended as provided herein, Landlord, at its sole cost, shall provide twenty four (24) parking stalls in the Cabarrus Street Parking Garage and one (1) handicapped parking space on the blue level of the Fayetteville Street Mall Parking Garage adjacent to the Building. Landlord agrees to have completed, at its sole cost, by the Commencement Date, adequate handicapped access from said Mall Garage to the Building. If during the term of the Lease as the same may be extended as provided herein, Landlord, despite its best efforts to maintain one (1) handicapped parking space on the blue level of the Fayetteville Street Mall Parking Garage, can no longer provide such handicapped parking space to Tenant, Landlord agrees to provide, at its sole cost, a replacement handicapped parking space reasonably acceptable to Tenant. Landlord agrees that Tenant will have a parking preference over any subsequent tenants in the Building for the Term of this Lease relating to parking stalls in the Cabarrus Street Parking Garage in the event of any reallocation of parking spaces within that parking garage by the owner thereof. If Tenant exercises an Expansion Option or the Refusal Right as described in this Exhibit H, Landlord, at its sole cost, shall provide Tenant with parking spaces in the Cabarrus Street Parking Garage (or in such other relevant parking facility) at a ratio of three (3) parking stalls per 1,000 rentable square feet of leased expansion area. Tenant acknowledges that the Cabarrus Street Parking Garage is owned by The City of Raleigh and Landlord cannot guaranty continuing availability of spaces in that facility; provided, however, Landlord agrees to use reasonable efforts to maintain its arrangements at that facility throughout the Term and any extensions subject only to fire, casualty or condemnation. If The City of Raleigh terminates its arrangement with Landlord for parking in the Cabarrus Street Parking Garage, Landlord, at its sole cost, shall provide Tenant with twenty-four (24) parking spaces (or such other relevant number of spaces if the Premises has been expanded) in the 411 South McDowell Street Parking Lot, which lot is owned by Landlord. Tenant acknowledges that the McDowell Street Parking Lot is not a covered parking deck and agrees that if Landlord is unable to provide the required number of spaces in the Cabarrus Street Parking Garage, Landlord's provision of the required number of spaces in the McDowell Street Parking Lot is acceptable to Tenant, subject to the Rent Credit described hereinbelow. If, during the Term of the Lease, Landlord is unable to provide the required number of parking spaces to Tenant in the Cabarrus Street Parking Garage or in the McDowell Street Parking Lot, Landlord agrees to provide the required number of parking spaces, at Landlord's sole cost, within reasonable proximity to the Building, such parking facility to be reasonably acceptable to Tenant. If Tenant notifies Landlord that the substitute parking spaces to be provided by Landlord are not reasonably acceptable to Tenant, Landlord and Tenant agree to submit the issues of such reasonableness to an arbitrator in Wake County, North Carolina acceptable to Landlord and Tenant, the agreement on such arbitrator to be made during a reasonable period of time after Tenant's notice to Landlord; provided, however, the reasonableness of any substitute handicapped parking space shall not be the subject of arbitration. The sole issues to be decided by the arbitrator is whether the substitute parking proposed to be provided to Tenant by Landlord is reasonable given the proximity to the Building of the substitute parking, other parking facilities available in reasonable proximity to the Building, the cost and current availability of other substitute parking in the downtown Raleigh area, and the parking facilities made available by owners of other first class buildings in downtown Raleigh to their tenants. Landlord agrees to bear the costs of this arbitration, not including Tenant's attorneys' fees, expert fees, or travel expenses.

    In the event Landlord cannot provide parking spaces in the Cabarrus Street Parking Garage and does provide Tenant parking spaces in the McDowell Street Parking Lot, Landlord agrees that from the date the Cabarrus Street Parking Garage spaces become unavailable to Tenant, Landlord shall credit again Rent
           ------
    an amount equal to the difference between the cost at market rate of the spaces in the Cabarrus Street Parking Garage previously provided to Tenant and the cost at market rates of the spaces in the McDowell Street Parking Lot provided to Tenant in replacement thereof. Landlord and Tenant agree to execute and deliver to the other a memorandum stating such credit and, if desired by either party, an amendment to the Lease reflecting the reduction in the Rent as a result of such credit.

    If the arbitrator selected above determines that the parking proposed to be provided to Tenant is not reasonable, Tenant shall have the option to terminate the Lease within ninety (90) days after such determination. If Tenant elects not to terminate the Lease, Tenant shall receive a credit against Rent from the date that the McDowell Street Parking Lot spaces became unavailable in an amount equal to the different between the cost at market rates of the spaces in the McDowell Street Parking Lot and the cost at market rates of the substitute parking spaces provided to Tenant by Landlord. In the event Tenant exercises its option to terminate the Lease pursuant to this paragraph, Tenant shall specify in its written notice to exercise this Option, it must do so by written notice to Landlord by ninety
    (90) days before the end of the fifteenth month after the month in which the Commencement Date occurs, time being of the essence.

    (C) Tenant shall have the option to lease 2,785 rentable square feet of the Option One Space as shown on Exhibit A (the "Option Three Space"). If Tenant desires to exercise this Option, it must do so by written notice to Landlord by ninety (90) days before the end of the eighteenth month after the month in which the Commencement Date occurs, time being of the essence.

    (D) Any Expansion Option, if exercised, must result in the expansion space being contiguous to the then existing Premises. Notwithstanding the foregoing, if Tenant shall (I) not have exercised its option with respect to any of the above referenced space, or (ii) have exercised its option with respect to some of said space, Tenant shall have a continuing right of first refusal on 100% of the remaining rentable square footage on the sixteenth (16th) floor ("Refusal Space"), provided Landlord received a bonafide offer from an unrelated third party to lease any portion of the Refusal Space. Landlord shall give Tenant written notice ("Landlord's Notice") thereof prior to Landlord entering into a lease for the Refusal Space, which notice shall specify (I) the portion of the Refusal Space that Landlord desires to lease and (ii) the date upon which the Refusal Space shall be available for occupancy .

    After receipt of Landlord's Notice, Tenant shall thereupon have the right (the "Refusal Right") to lease all, but not less than all, of the Refusal Space described in Landlord's Notice for a term commencing on the available occupancy date for such Refusal Space (as specified in Landlord's Notice) and ending on the Expiration Date. Tenant's rights of first refusal shall continue with respect to any of the Refusal Space not leased within 120 days of Tenant's receipt of Landlord's Notice under the terms of such offer. The Refusal Right is conditioned upon timely compliance with the following terms and conditions:

          (a) Tenant shall give Landlord written notice of its election to exercise the Refusal Right within five (5) days after Tenant's receipt of Landlord's Notice; and

          (b) The Lease shall be in full force and effect and Tenant shall not be in breach or default under this Lease beyond any applicable grace or cure period on the date Tenant exercises the Refusal Right or, unless waived in writing by Landlord, on the proposed commencement date of this Lease as applicable to the Refusal Space.

           (c) In the event the Premises are expanded pursuant to any properly and timely exercised Expansion Option or Refusal Right, Tenant shall occupy the Option One Space, the Option Two Space, the Option Three Space, or Refusal Space, as the case may be, under the same terms and conditions applicable to the Premises (except as specified to the contrary in this paragraph), including, without limitation, commencement of Rent on the earlier of the date that such expansion area is Ready for Occupancy or the date of Tenant's use and occupancy thereof for the conduct of its business; provided, however, the Upfit Allowance applicable to the Expansion Option Space or Refusal Space shall be proportionate to the time remaining in the initial Term of the Lease running from the date of commencement of Rent as provided earlier in this paragraph; provided further, however, if the Expansion Area or the Refusal Space is not Ready for Occupancy within ninety (90) days after the date Landlord and Tenant have agreed on the plans and specifications for the build out of the Expansion Area or the Refusal Space and such delay by Landlord is not excused by forces beyond the reasonable control of Landlord and Landlord shall have contemporaneously notified Tenant such delays, the time remaining in the initial Term of the Lease shall be deemed to run from the ninety-first (91st) day after Landlord's and Tenant's agreement on such plans and specification. Notwithstanding the foregoing, if the Expansion Area or the Refusal Space is not Ready for Occupancy by the 150th day after Landlord and Tenant have agreed on the plans and specifications for the build out of such space and such delay is not substantially attributable to delays caused by Tenant, Tenant shall have the option to rescind its exercise of its Expansion Option or its Refusal Rights, as the case may be, without liability to Landlord with respect to such space or such exercise. If the space has been previously improved and, in Tenant's reasonable opinion, the quality and extent of the build-out therein is comparable to the Premises, then Landlord shall only be required to pay for new carpeting, painting, and removal of the demising wall and other demolition and rewiring Tenant may request to integrate the Premises and such expansion space. Landlord and Tenant agree to execute and deliver an amendment to this Lease to add any expansion space to the Premises.


4. Capital City Club Membership - Landlord agrees to assist Tenant in obtaining an initiation rate of $300 per member to join the Capital City Club. Tenant to pay 100% of all membership costs, including the initiation rate. Landlord does not have any control over increases in the initiation rate that the Capital City Club may impose, and makes no guarantee to Tenant that the initiation rate will remain at $300 over the Lease term.

                               GLOSSARY OF TERMS


For purposes of this Lease:

               (a) Building means the building improvements (not including the parking garage underneath) commonly known as BB&T Two Hannover Square located upon the Land.

               (b) Building Standard means the materials and work which Landlord purchases or obtains in quantity from its suppliers or contractors for general use in finishing premises in the Building for individual tenants, including but not limited to:

                    (i) 8'6" sheet rock, smooth-seamed walls, 2 coats of Duron paint selected from Landlord's standard color boards;

                    (ii) 2'x 2' celotex ceiling tile with reveal edge;

                    (iii) 2'x 4' Lithonia fluorescent lights with parabolic lenses;

                    (iv) 8' solid-core doors, stained mahogany, with metal frames;

                    (v) Russwin polished chrome handled mortised locks;

                    (vi) Shaw Cypress Point III 30 oz. carpet with a 4" carpet base, selected from Landlord's color boards;

                    (vii) one HVAC VAV box for every 600 square feet with controls and diffusers;

                    (viii) Levelor mini-blinds in neutral gray;

                    (ix)  one sprinkler system head per 150 square feet.

               (C) Business Days means all days other than Saturdays, Sundays and days proclaimed as legal holidays by the state of North Carolina, the city of Raleigh or the Federal Government provided that upon such holidays, professional businesses, such as law or accounting firms, are not generally open for business.

               (d) Business Hours means the hours from 8 a.m. to 6 p.m., on Business Days and from 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of (i) New Year's Day, (ii) Memorial Day, (iii) Independence Day, (iv) Labor Day, (v) Thanksgiving Day, and (vi) Christmas Day.

     (e) Change Costs means the total of (i) all costs or expenses incurred by Landlord as a result of any change in Tenant's Plans or in any of Tenant's other plans or specifications, including, without limitation (whether or not the change is to Landlord's Work), costs or expenses relating to (i) any additional architectural or engineering services, (ii) any changes to


                                 Glossary - 1
materials in process of fabrication, (iii) cancellation or modification of supply or fabric contracts, (iv) removal or alteration of work or plans completed or in process, and (v) the cost of obtaining and maintaining any additional governmental permits and authorizations which may be required in connection with Tenant's Changes.

                (f) Design Completion Date means the date no later than ten Business days after completion of the design, construction and engineering plans and specifications and the receipt of the bids by general contractors in accordance with the procedures set forth in Paragraph 4 (b).

                (g) Hazardous Substance means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the state of North Carolina, or the United States Government, and includes any and all material or substances which are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to state, federal, or local governmental law, including but not limited to asbestos, polychlorobiphenyls ("PCB's") and petroleum but shall not mean any cleaning supplies, office supplies and product derived therefrom in the ordinary course of Tenant's business.


                (i) Insurance Requirements means all requirements of any insurance policy covering or applicable to all or any part of the Land, the Building or the Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of the local board of fire underwriters or any other body exercising the same or similar functions and having jurisdiction or cognizane of all or any part of the Land, the Building or the Premises.

                (j) Land means that certain subdivided parcel of land constituting a separate tax parcel for ad valorem tax purposes described in a deed recorded in Book 5504, Page 335, Wake County Registry.

                (k) Landlord's Work means the engineering described in Paragraph 4(d) of the Lease, Building Standard work, and all work designated on Tenant's Plans. In no event shall kitchen, appliances, furniture, trade fixtures or decorative effects (such as drapes and pictures), office equipment or telephone installations be a part of Landlord's Work.

                (1) Latent Defects means any defects in Landlord's Work that were not known or reasonably discoverable by Tenant by observation or inspection within 60 days after the Commencement Date.

                (m) Legal Requirements means all laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county and city departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land, the Building or the Premises, or any part thereof, and all requirements, obligations and conditions of all instruments of record affecting the Land and the Building.


                                 Glossary - 2

                (n) Operating Expenses means all expenses relating to the Building, covered walkways, tunnels, or other means of access to the Building, and all expenses and costs (but not specific costs which are allocated or separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, painting, repairing, insuring, cleaning, maintaining, decorating, securing, and replacing components or systems in the Building in accordance with generally accepted accounting principles consistently applied, including, but not limited to, Taxes and the items enumerated in Exhibit D annexed hereto; provided, however, notwithstanding any
                                        -----------------
thing herein to the contrary or in Exhibit D, Operating Expenses shall not include amounts paid for capital expenditures other than those that result in a net savings on Operating Expenses; leasing commissions; special tenant inducements; accounting, tax or their services rendered for the benefit of Landlord; management fees in excess of four percent (4%) or prevailing market rates, whichever is lower; or administrative fees or overhead in excess of seven percent (7%) of other Operating Expenses, Hazardous Substance abatement or removal costs; any losses not covered by insurance; advertising, promotional or other expenses related to tenant procurement; ground rent; indebtedness covering the Building; lease enforcement costs; depreciation; penalties or fines.

                (o) Partnership Tenant means a partnership of two (2) or more persons or entities, individually, or as joint ventures or as copartners of a partnership.

                (p) Public Areas means the common areas, the sidewalks, driveways, public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, and other public portions of the Building and the Land.

                (q) Ready for Occupancy has the definition ascribed to it in Paragraph 3(b) hereof.

                (r) Rent means Basic Rent and Additional Rent.

                (s) Rentable Square Feet means Tenant's prorata share of the square footage of the entire Building floor, excluding major vertical penetrations for stairs, elevator shafts, pipe shafts, vertical air ducts, etc., which serve more than one floor of the Building, as further defined by BOMA National Standards.

                (t) Rules and Regulations means those attached to this Lease as Exhibit B and such reasonable changes therein as Landlord hereafter may make and communicate to Tenant.

                (u) Taxes means all taxes, assessments, and governmental charges, whether or not directly p aid by Landlord, whether federal, state, county, or municipal and whether by taxing district or authorities presently taxing the Building and the Land or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Land and the Building or its operation, excluding, however, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Building or imposed on Landlord's profit in connection with any change of owners hip of the Building; provided, however, that if at any time during the Term the present method of taxation or assessment shall



                                 Glossary - 3
be so changed that the whole or any part of the taxes, assessments, levies, impositions, or charges so levied, assessed, or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions, or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Building or the substitute or additional taxes, assessments, levies, impositions, or charges, to the extent so levied, assessed, or imposed, shall be deemed to be included within Taxes to the extent that such substitute or additional tax would be payable with respect to the Land and the Building were they the only property of the Landlord subject to such tax.

                (v) Tenant's Operating Payment means an amount equal to Tenant's Proportionate Share of the amount by which Operating Expenses for a calendar year exceeds the Base Factor. In no event shall Tenant be liable for Tenant's Operating Payment in excess of the previous year's Tenant Operating Payment times 1.05.

                (w) Tenant's Changes means changes to Tenant's Plans requested by Tenant subsequent to final construction drawings and which are consented to by Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned. If Landlord fails to respond to a request for such consent within the period of seven (7) days after such request is made, such consent shall be deemed given by Landlord.

                (x) Tenant's Plans means the plans and specifications for the build-out or upfit of the Premises as approved by Landlord and Tenant in accordance with Paragraph 4 (b).

                (y) Tenant's Work means any work not shown on or reasonably inferrable from Tenant's Plans, or shown on Tenant's Plans but not designated as Landlord's Work thereon.

                (z) Unavoidable Delays means any delays caused by other tenants, war, civil commotion, riot, acts of God, strikes or other labor disputes, governmental restrictions, regulations or actions, fire or other casualty, shortage or unavailability of labor or materials obtainable on reasonable terms or any other factors beyond the control of Landlord, whether similar or not to any of those listed above.


                (aa) Useable Square Feet or Useable Square Foot means that portion of the Premises leased by Tenant exclusive of common areas, bathrooms, elevator shafts and hallways accessible by other tenants as further defined in accordance with BOMA National Standards.

                (bb) Work means Landlord's Work and that portion of Tenant's Work to be performed by Landlord, through its employees, agents, and contractors.






                                 Glossary - 4

                             RIDER TO LEASE BETWEEN
              PHOENIX LIMITED PARTNERSHIP OF RALEIGH ("LANDLORD")
                                      and
                      ON TECHNOLOGY CORPORATION ("TENANT")
                  concerning Suite 1600 on the sixteenth floor
                at Two Hannover Square, Raleigh, North Carolina



                             --------------------

     The terms and provisions of this Rider are hereby incorporated into and made a part of that certain Lease, dated as of November 5, 1996, between Landlord and Tenant for the above-described premises (such Lease and this Rider are collectively referred to herein as the "Lease"); however, in the event any provision of the Lease form is in conflict or inconsistent with any provision of this Rider, the provision in this Rider shall govern and prevail.

     All defined terms in the Lease form shall have the same meaning as set forth in the Lease if such terms are used in this Rider, unless specifically provided otherwise in this Rider.

     4.  Ready for Occupancy

     (a) Notwithstanding anything in the Lease to the contrary, the following items must be completed prior to the Premises being deemed "Ready for Occupancy":

     1.  carpets shall have been laid;

     2. all exterior and all other doors shall have been installed, with all locks in working order;

     3.  all painting shall have been completed (except touch-up);

     4. all electric facilities, plumbing and sprinklers shall have been installed and working;

     5. all HVAC, including, without limitation, any supplemental HVAC, having been installed and initially balanced and in working order (with further balancing and adjustments as seasonably required after occupancy);


                                                            INITIALS:/s/ JMB
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                                      i

     6. all of Tenant's signs and directory listings shall have been installed by Landlord at Landlord's expense; and

     7. Tenant's employees shall have been provided card access to the Building security system and Tenant has received twenty-five access cards to the Cabarrus Street parking garage.

         (ii) Landlord shall deliver to Tenant a written notice of the anticipated date that the Premises are "Ready for Occupancy" at least ten (10) days prior to the actual date the Premises are Ready for Occupancy (the "10-Day Notice"). In no event shall the Commencement Date occur before the date contained in the 10-Day Notice. If, in Landlord's reasonable judgement, it appears that the Landlord's Work will not be completed on or before the date specified in the 10-Day Notice, Landlord shall deliver to Tenant additional written notice(s) (the "Subsequent Notice(s)") of the anticipated date that the Premises are Ready of Occupancy (the "Revised Date(s)"). If a Subsequent Notice is required to be given hereunder, in no event will the Commencement Date occur until the expiration of ten (10) business days after the Revised Date(s).


          (iii) Notwithstanding anything in the Lease to the contrary, (i) all references in the Lease to Upfit Allowance (except in Paragraph 4(c) and 4(f) of the Lease with respect to Tenant's Changes and Change Costs only and Exhibit H of the Lease) are hereby deleted; (ii) Landlord and Tenant acknowledge that the plans and specifications attached hereto as Exhibit A-1, consisting of 1 (one) page, dated October 25, 1996, constitute "Tenant's Plans" and describe "Landlord's Work"; (iii) Landlord shall complete all of Landlord's Work and provide all of the equipment depicted on Tenant's Plans at Landlord's sole cost and expense, including, without limitation, any non-Building Standard work and equipment described therein; (iv) the provisions of Paragraph 4(h)(i)(A) and 4(D) do not apply.

     6. Taxes. Landlord shall pay all Taxes to the appropriate taxing authority before the same become delinquent and any betterments assessed shall be paid on an installment basis for the maximum period of time permitted by law.

     8. Subletting and Assignment. Notwithstanding the provisions of the Lease to the contrary, Tenant may, without Landlord's consent, assign this Lease to a corporation or other business entity (herein called a "successor corporation") into or with which, Tenant shall be merged or consolidated or to which all or substantially all of Tenant's stock or assets may be transferred, provided such successor corporation has a net worth (determined in accordance with generally accepted accounting principles) at least equal to that of Tenant prior to such merger, consolidation

                                                            INITIALS:/s/ JMB
                                                                     --------
                                                                     --------
or transfer; sublet any part(s) of the Premises to a corporation or other business entity (herein called a "related corporation") which shall control, be controlled by, or be under common control or affiliated with, Tenant; and permit any related corporation of Tenant to use the Premises, or any part thereof; and assign this Lease to a related corporation of Tenant. In addition, the acquisition by Tenant of all or substantially all of the stock or assets together with the assumption of all or substantially all of the obligations and liabilities of any corporation shall be deemed a merger for the purposes hereof; and any sale, or public or private offering, of stock in Tenant shall not be deemed to be an assignment hereof and shall not require Landlord's consent. As used hereinabove, the term "Tenant" shall mean its corporate successors and permitted assigns. If Landlord and an assignee of Tenant amend the Lease, Tenant shall not be liable for the performance and observance of the obligations to be performed by the assignee pursuant to the provisions of the amended portions of the Lease to the extent such amendments constitute increased obligations. If any of those transfers occur Tenant will send Landlord copy of documentation of the transfer within a reasonable time of transfer thereof.

     Nothing in this Rider modifies the provisions of the Lease pertaining to Tenant's continuing liability notwithstanding any assignment of subletting.

     12. Building Operations. Throughout the Term, Landlord agrees that the Building will be managed, operated and maintained, and services provided in accordance with the highest and best standards of quality generally followed in class "A" office buildings in Raleigh, North Carolina. Landlord makes no warranty or representation regarding compliance of the Building and the Public Areas with the American Disabilities Act ("ADA"); compliance of the Building and the Public Areas with the ADA, however, is the responsibility of Landlord. Landlord agrees that it will respond promptly on a case-by-case basis to any complaint that the Building or the Public Areas does not comply with ADA, including taking all action required by governmental authorities to correct the non-complying condition. Any costs incurred in connection therewith by Landlord shall not be included in "Operating Expenses".

     15. Limitation of Liability. The provisions of the Lease pertaining to damage to persons or property (including, without limitation, the Premises) shall not apply to the extent any such damage is covered by Landlord's insurance or would have been so covered had Landlord carried said insurance.

     16 and 17. Casualty Damage and Eminent Domain. If the Building or the Public Areas are not repaired or restored by Landlord as aforesaid within one hundred eighty (180) days after the occurrence of casualty destruction or damages for any reason whatsoever, or if the Premises are damaged by fire or other casualty during the last year of the term then Tenant may, at its option,

                                                            INITIALS:/s/ JMB
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                                                                     -------
terminate this Lease by notice to Landlord at any time thereafter, but not prior to the completion of such repair or restoration by Landlord as aforesaid. Notwithstanding the foregoing to the contrary, if there is damage or destruction in the Building or taking of a portion of the Building not affecting the Premises and Landlord is entitled to terminate this Lease pursuant to the foregoing provisions of the Lease, Landlord may terminate this Lease only if all other leases then in effect for tenants in the Building are also terminated by Landlord.

     21. Non-Disturbance Agreement. Landlord hereby warrants and represents that, as of the date hereof: (a) the only mortgage or deed of trust affecting the Building or Land in existence is with Branch Bank and Trust Company; and (b) there is no ground Lease affecting the Land or Building. Tenant's obligations hereunder are expressly conditioned upon Landlord delivering a subordination and non-disturbance agreement ("SNDA") from said holder by the Commencement Date, failing which, Tenant may, at its option, terminate this Lease. With respect to any future mortgage, deed of trust or ground lease, notwithstanding the provisions of the Lease to the contrary, Tenant's obligations to subordinate and attorn or to otherwise recognize the priority of such interests shall be expressly conditioned upon each such mortgagee, trustee or ground lessor executing and delivering to Tenant an SNDA. The SNDA shall contain provisions that are reasonably acceptable to Tenant and such mortgagee, trustee, or ground lessor, including, with respect to Tenant, provisions to the effect that so long as Tenant performs the obligations imposed upon Tenant under the Lease within the applicable notice, grace or cue period, its tenancy will not be disturbed, nor its rights or benefits under this Lease affected by, any default under such mortgage, deed of trust or ground lease, nor shall Tenant be named as a defendant in any foreclosure proceeding.

     (b) Minimizing Interferences. Landlord covenants and agrees that in exercising any of its rights and performing its obligations set forth herein, Landlord shall use reasonable efforts to minimize inconvenience and interference with Tenant's business and operations and use and enjoyment of the Public Areas and shall cause or permit no unreasonable obstruction or diminution of the Premises or access or egress thereto or therefrom. In addition, Landlord shall, at its own cost and expense, promptly repair and restore the Premises and Building to the condition they were in immediately prior to said exercise of rights or performance of obligations as is practicable.

     (c) Access. Tenant and its employees shall be allowed 24-hour access to the Building and Premises, 365 days per year, subject to such security and safety measures which Landlord may from time to time reasonably implement.

     (d) Environmental Matters. Landlord represents and warrants to Tenant that as of the date hereof (i) to Landlord's best knowledge, there is no asbestos or asbestos containing materials in the Building and (ii) Landlord has not received notification of any kind from any regulatory agency stating, and has or knowledge or belief, that the Building or Land are identified as containing, or targeted for cleanup of, any Hazardous Substance.

                                                            INITIALS:/s/ JMB
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                                      iv